                                                                    EXHIBIT 4(h)


                                                                  EXECUTION COPY
                                                                  --------------




                               6 1/2% CONVERTIBLE
                           SUBORDINATED NOTES DUE 2006

                          REGISTRATION RIGHTS AGREEMENT


                          Dated as of November 22, 1999

                                  by and among

                         CheckFree Holdings Corporation,

                        the Guarantors Signatories Hereto

                                       and

                               Merrill Lynch & Co.


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                          Deutsche Bank Securities Inc.
                              Hambrecht & Quist LLC

                                TABLE OF CONTENTS
SECTION 1.  DEFINITIONS......................................................1

SECTION 2.  SHELF REGISTRATION...............................................4
            (a)      Shelf Registration......................................4
            (b)      Obligations of Holders..................................5
            (c)      Restrictions by Company of Offers and Sales.............7

SECTION 3.  LIQUIDATED DAMAGES...............................................7

SECTION 4.  REGISTRATION PROCEDURES..........................................9
            (a)      Shelf Registration......................................9
            (b)      Effectiveness and Amendments............................9
            (c)      Notifications, Information and Deliveries..............10
            (d)      Additional Procedures for Underwritten Offerings.......12
            (e)      Miscellaneous Procedures...............................13

SECTION 5.  REGISTRATION EXPENSES...........................................14
            (a)      General................................................14
            (b)      Restrictions on Counsel Fees...........................14

SECTION 6.  INDEMNIFICATION.................................................15
            (a)      By the Company.........................................15
            (b)      By the Holders.........................................16
            (c)      Notice and Defense of Claims...........................16
            (d)      Contribution...........................................17
            (e)      Certain Limitations on Contribution....................18

SECTION 7.  INFORMATION REQUIREMENTS........................................18

SECTION 8.  UNDERWRITTEN REGISTRATIONS......................................19
            (a)      Selection of Underwriter...............................19
            (b)      Participation by Holders...............................19
            (c)      Lock-Up................................................19
            (d)      Indemnification........................................19
            (e)      Expenses of an Underwritten Offering...................19

SECTION 9.  MISCELLANEOUS...................................................19
            (a)      Remedies...............................................20
            (b)      No Conflicting Agreements..............................20
            (c)      No Piggybacks on Registration Statement................20
            (d)      Amendments and Waivers.................................20

            (e)      Third Party Beneficiaries..............................20
            (f)      Notices................................................20
            (g)      Successors and Assigns.................................22
            (h)      Counterparts...........................................22
            (i)      Headings...............................................22
            (j)      Governing Law..........................................22
            (k)      Severability...........................................22
            (l)      Entire Agreement.......................................22
            (m)      Further Assurances.....................................22
            (n)      Termination............................................23

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


         This Registration Rights Agreement (this "Agreement") is made and entered into as of November 22, 1999 by and among CheckFree Holdings Corporation, a Delaware corporation (the "Company"), the subsidiaries of the Company listed on the signature pages hereto (the "Guarantors"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Hambrecht & Quist LLC. (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 6 1/2% Convertible Subordinated Notes due 2006 (the "Notes") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated November 22, 1999 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in the fifth paragraph of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of the Closing Date, between the Company and Fifth Third Bank, as Trustee, and the First Supplemental Indenture, dated as of the Closing Date, among the Company, the Guarantors and Fifth Third Bank, as Trustee, relating to the Notes (together the "Indenture").

         The Company and the Guarantors agree with the Initial Purchasers, ((i) for their benefit as Initial Purchasers and (ii) for the benefit of the Holders (as defined below)),to perform their respective obligations set forth below:

SECTION 1.  DEFINITIONS

         As used in this Agreement, the following capitalized terms not otherwise defined herein shall have the following meanings:

Act:                        The Securities Act of 1933, as amended.

Affiliate:                  As defined in Rule 144 of the Act.

Business Day:               Any day, other than a Saturday or Sunday, that is
                            neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

Closing Date:               The date of the issuance and delivery of the Notes.

Common Stock:               Common Stock, $.01 par value per share, of the
                            Company, as issuable or issued upon conversion of the Notes.

Commission:                 The Securities and Exchange Commission.

Default Period:             As defined in Section 3.

Effectiveness Deadline:     As defined in Section 2(a) hereof.

Effectiveness Period:       The period commencing with the date on which the
                            Commission declares a Registration Statement effective and ending on the date on which all Registrable Securities have ceased to be Registrable
                            Securities.

Exchange Act:               The Securities Exchange Act of 1934, as amended, and
                            the rules and regulations of the Commission promulgated thereunder.

Exempt Resales:             The transactions in which the Initial Purchasers
                            propose to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act.

Filing Deadline:            As defined in Sections 2(a) hereof.

Guarantors:                 As defined in the preamble hereto.

Holder: Each of the holders from time to time of the Notes (including the Initial Purchasers) and each of the holders from time to time of the Common Stock issued upon conversion of the Notes.

Liquidated Damages:         As defined in Section 3.

Managing Underwriters:      The investment banking firm or firms that shall
                            manage or co-manage an Underwritten Offering, subject to the provisions of Section 8(a).

Notes: The 6 1/2% Convertible Subordinated Notes being issued and sold pursuant to the Purchase Agreement and the Indenture (including the Subsidiary Guarantee, as defined in the Indenture).

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prospectus:                 The prospectus included in a Registration Statement
                            at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, all material incorporated by reference into such Prospectus and any information previously omitted in reliance upon Rule 430A of the Act.

Registrable Securities:     (A) The Common Stock of the Company into which the
                            Notes are convertible or converted, whether or not such Notes have been converted, and at all times subsequent thereto, and any Common Stock issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such Common
                            Stock, (i) it is effectively registered under the Act and disposed of in accordance with the Registration Statement covering it, (ii) it is saleable by the holder thereof pursuant to Rule
                            144(k) (or any successor provision) or (iii) it is sold to the public pursuant to Rule 144, and, as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legends with respect to transfer restrictions required under the Indenture (other than any such legends required solely as the consequence of the fact that such Common Stock (or the Notes, upon the conversion of which such Common Stock was issued or is issuable) is owned by, or was previously owned by, the Company or an Affiliate of the Company) are removed or removable in accordance with the terms of the Indenture; and (B) the Notes, until, in the case of any such Note, (i) it is converted into shares of Common Stock in accordance with the terms of the Indenture, (ii) it is effectively registered under the Act and disposed of in accordance with the Registration Statement covering it, (iii) it is saleable by the holder thereof pursuant to Rule
                            144(k) (or any successor provision) or (iv) it is sold to the public pursuant to Rule 144, and, as a result of the event or circumstance described in any of the foregoing clauses (ii) through (iv), the legends with respect to transfer restrictions required under the Indenture (other than any such legends required solely as the consequence of the fact that such Note is owned by, or was previously owned by, the Company or an Affiliate of the Company) are removed or removable in accordance with the terms of the Indenture.

Registration Default:       As defined in Section 3 hereof.

Registration Statement:     Any registration statement of the Company and the
                            Guarantors which covers any of the Registrable
                            Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference therein.

Requisite Information:      As defined in Section 2(b) hereof.

Rule 144:                   Rule 144 promulgated under the Act, as such Rule may
                            be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

Rule 144A:                  Rule 144A promulgated under the Act, as such Rule
                            may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

Selling Holder:             As defined in Section 2(b) hereof.

Special Counsel:            Ropes & Gray, or such successor counsel to the
                            Holders as shall be specified by the Holders of a majority of the Registrable Securities, the reasonable fees and expenses of which will be paid by the Company and the Guarantors pursuant to
                            Section 5(b) hereof.

TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

Underwritten Offering:      A registration in which securities of the Company or
                            the Guarantors are sold to one or more underwriters for reoffering to the public.

SECTION 2.  SHELF REGISTRATION

         (a) Shelf Registration.

                  (i) As soon as practicable after the Closing Date but in no event later than 60 days after the Closing Date (such 60th day, the "Filing Deadline"), the Company shall file with the Commission a Registration Statement for an offering, to be made on a continuous basis pursuant to Rule 415 under the Act, registering the resale from time to time of all the Registrable Securities by Holders thereof.

                  (ii) The Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable but in no event later than 120 days after the Closing Date (such 120th day, the "Effectiveness Deadline"). The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4 hereof, to the extent necessary to ensure that the Registration Statement is available for sales of Registrable Securities by the Holders thereof until the expiration of the Effectiveness Period. The Company shall ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time during the Effectiveness Period. The Company shall also supplement and amend the Registration Statement if reasonably requested (A) by the Initial Purchasers or by the Trustee on behalf of the Holders of a majority of the Registrable Securities covered by such Registration Statement or (B) by any Managing Underwriter, in the event of an Underwritten Offering.

                  (iii) The Company shall cause the Guarantors to take such action as required, under the Act or otherwise, to effectuate the purposes of this Section 2 and Section 4 hereof.

         (b) Obligations of Holders. Each Holder agrees that if it wishes to sell its Registrable Securities pursuant to a Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(b).

                  (i) Each Holder agrees to give written notice to the Company at least five Business Days prior to any intended distribution of Registrable Securities under a Registration Statement, which notice shall specify the date on which such Holder intends to begin such distribution and any information with respect to such Holder and the intended distribution of Registrable Securities by such Holder as may be required to amend the Registration Statement or supplement the related Prospectus with respect to such intended distribution of Registrable Securities by such Holder (the "Requisite Information"). In the event the Holder fails to provide the the Requisite Information in its initial notice of its intention to distribute the Registrable Securities pursuant to the Registration Statement, the Company will promptly request such Holder to provide such Requisite Information.

                  (ii) As soon as practicable after the date such notice and Requisite Information is provided by such Holder (after having provided Requisite Information, a "Selling Holder"), and in any event within four Business Days after such date, the Company shall, if necessary, prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will comply in all material respects with the rules and requirements under the Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall provide each Selling Holder with copies of any documents filed pursuant to this clause (ii) as soon as practicable, and it shall inform each Selling Holder that the Company has complied with its obligations hereunder (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Selling Holder to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment and will promptly notify the Selling Holder when the amendment has become effective).

                  (iii) Each Selling Holder will sell all or any of its Registrable Securities pursuant to the Registration Statement and related Prospectus only during the 45-day period commencing with the date on which the Company gives notice, pursuant to clause (ii) above, that the Registration Statement and Prospectus may be used for such purpose. The Selling Holders will not sell any Registrable Securities pursuant to such Registration Statement or Prospectus after such 45-day period without giving the Company a new notice of intention to sell pursuant to this Section 2(b) and receiving a further notice from the Company pursuant to clause (ii) above.

                  (iv) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with the notice and Requisite Information required pursuant to clause
(i) hereof and such other information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. The Company may exclude from such registration the Registrable Securities of any Holder who does not furnish such information provided above for so long as such information is not so furnished. Each Selling Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not misleading. Any sale of any Registrable Securities by any Selling Holder shall constitute a representation and warranty by such Selling Holder that the information relating to such Selling Holder and its plan of distribution is as set forth in the Prospectus delivered by such Selling Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Selling Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Selling Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

         (c) Restrictions by Company of Offers and Sales. Notwithstanding anything to the contrary in Section 4 of this Agreement, but subject to Section 3 of this Agreement, the Company may, by delivering written notice to the Selling Holders, prohibit offers and sales of Registrable Securities pursuant to a Registration Statement at any time if (A) (i) the Company or the Guarantors are in possession of material non-public information relating to the Company or the Guarantors, (ii) the Company determines (based on advice of counsel) that such prohibition is necessary to avoid a requirement to disclose such material non-public information to the public and (iii) the Company determines in good faith that public disclosure of such material non-public information would not be in the best interests of its stockholders or (B) (i) the Company or the Guarantors have made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of the Guarantors that is material to the Company and the Guarantors taken as a whole and (ii) the Company determines in good faith that (x) offers and sales of Registrable Securities pursuant to the Registration Statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company, the Guarantors and the stockholders of the Company or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Registration Statement; provided, however, that upon (i) the public disclosure by the Company or the Guarantors of the material non-public information described in clause (A) of this paragraph or (ii) the consummation, abandonment or termination of, or the availability of the required financial statements with respect to a transaction described in clause (B) of this paragraph, the suspension of the use of the Registration Statement pursuant to this Section 2(c) shall cease and the Company shall promptly notify the Selling Holders that dispositions of the Registrable Securities may be resumed.

SECTION 3.  LIQUIDATED DAMAGES

         The parties hereto agree that the Holders will suffer damages if a Registration Default (as defined in this Section 3) occurs and that it would not be feasible to ascertain the extent of such damages with precision. Therefore, if (i) the Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) such Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline, or (iii) such Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (without being succeeded immediately by a post-effective amendment to such Registration Statement that is itself declared effective immediately and available for effecting resales of Registrable Securities) for a period of time which shall exceed 30 days in the aggregate during any 3-month period or 60 days in the aggregate during any 12-month period (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Company and the Guarantors agree, jointly and severally, to pay, as liquidated damages, and not as a penalty, an additional amount to the Holders (the "Liquidated Damages") for the period beginning on the date on which a Registration Default occurred and ending on the date on which such

Registration Default is cured (the "Default Period"). The Company and the Guarantors shall pay Liquidated Damages: (i) to each Holder of a Note, accruing at a rate equal to one-half of one percent per annum (50 basis points) on the aggregate principal amount of Notes held by such Holder and (ii) to each Holder of Common Stock, accruing at a rate equal to one-half of one percent per annum (50 basis points) calculated on an amount equal to the product of (x) the then-applicable "conversion price" (as defined in the Indenture), or, in the event that all Notes have been converted to Common Stock, the conversion price applicable to the Note last converted, times (y) the number of shares of Common Stock held by such Holder. If the Default Period continues for a period in excess of ninety (90) days from the date on which the Registration Default occurred, the Company and the Guarantors shall pay additional Liquidated Damages after such 90th day (i) to each Holder of a Note, accruing at a rate equal to one-quarter of one percent per annum (25 basis points) on the aggregate principal amount of the Notes held by such Holder and (ii) to each Holder of Common Stock, accruing at a rate equal to one-quarter of one percent per annum (25 basis points) calculated on an amount equal to the product of (x) the then applicable conversion price, times (y) the number of shares of Common Stock held by such Holder. Liquidated Damages shall again increase in the manner described in the previous sentence after each 90-day period in which the Registration Default has not been cured; provided, however, that in no event shall the Company and the Guarantors pay Liquidated Damages greater than one percent per annum. Liquidated Damages shall cease to accrue when a Registration Default shall have been cured. A Registration Default shall be deemed cured (1) upon filing of the Registration Statement, in the case of clause (i) above, (2) upon the effectiveness of this Registration Statement, in the case of clause (ii) above, or (3) upon the filing of a post-effective amendment or supplement to the Registration Statement that causes the Registration Statement to again be declared effective or made usable, in the case of clause (iii) above.

         All accrued Liquidated Damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on semiannual payment dates that correspond to interest payment dates for the Notes. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Registrable Security at the expiration of the Effectiveness Period shall survive until such time as all such obligations with respect to such Notes shall have been satisfied in full. The Trustee shall be entitled, on behalf of the Holders, to seek any available remedy for the enforcement of this Agreement, including the payment of Liquidated Damages. Notwithstanding the foregoing, the parties agree that the sole damages payable in connection with a Registration Default shall be the Liquidated Damages provided for in this Section 3. Nothing in this Section 3 shall preclude a Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement, in addition to the payment of Liquidated Damages.

SECTION 4.  REGISTRATION PROCEDURES

         (a) Shelf Registration. Subject to Section 2(a), the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities with the Commission as to permit their being sold in accordance with the Requisite Information furnished to the Company. The Registration Statement shall be filed on Form S-3 or on another appropriate form under the Act, which form shall be available for the resale of the Registrable Securities in the intended method or methods of distribution thereof (including, without limitation, in the form of one or more Underwritten Offerings) within the time periods and otherwise in accordance with the provisions hereof. The Company and the Guarantors shall not be permitted to include in the Registration Statement any securities other than the Registrable Securities and those securities disclosed in Schedule 9(c).

         (b) Effectiveness and Amendments. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

                  (i) use its reasonable best efforts to keep such Registration Statement continuously effective for the Effectiveness Period. Upon the occurrence of any event that would cause any Registration Statement (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period (subject to Section 2(c) hereof), cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act (or any similar provisions then in force), and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented;

                  (iii) notify the Selling Holders, their Special Counsel, the Initial Purchasers and the Managing Underwriters, if any, promptly and, if requested by such persons, confirm such notice in writing (A) when the Prospectus, any Prospectus supplement, a Registration Statement or post-effective amendment relating to the Registrable Securities has been filed with the Commission, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission or any other federal or state governmental authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (E) of the determination of the Company that a post-effective amendment to a Registration Statement would be appropriate. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities for offering or sale in any jurisdiction, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible moment; and

                  (iv) subject to Section 4(b)(i), if any fact or event contemplated by Section 4(b)(iii)(D) above shall exist or have occurred, promptly prepare and file a supplement or post-effective amendment to the Registration Statement or related Prospectus or file any other required document (such as a Current Report on Form 8-K) so that, as thereafter delivered to the purchasers of Registrable Securities, the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the case of a post-effective amendment to a Registration Statement, the Company shall use its reasonable efforts to cause it to become effective as soon as applicable.

         (c) Notifications, Information and Deliveries. In connection with any Registration Statement required by this Agreement, the Company shall:

                  (i) furnish to the Initial Purchasers, the Special Counsel and the Managing Underwriters, if any, in connection with such sale before filing with the Commission, copies of any Registration Statement which will be subject to the review and comment of the Initial Purchasers, the Special Counsel and the Managing Underwriters. The Company shall not file any Registration Statement to which the Initial Purchasers, the Special Counsel or the Managing Underwriters shall reasonably object within two Business Days after the receipt thereof;

                  (ii) make available at reasonable times for inspection by a representative of the Selling Holders, the Managing Underwriters, if any, the Special Counsel or any accountant retained by the Selling Holders all relevant financial and other records and pertinent corporate documents of the Company and the Guarantors and cause the officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Selling Holder, Managing Underwriters, if any, the Special Counsel or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, in each case as is customary for similar due diligence investigations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Selling Holders, Managing Underwriter, Special Counsel or accountant, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Selling Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Selling Holders and other parties reasonably acceptable to the Company;

                  (iii) if requested by the Selling Holders of a majority of the Registrable Securities being sold, by the Initial Purchasers or by the Managing Underwriters, if any, in connection with such sale, promptly include in any Registration Statement or Prospectus, pursuant to a post-effective amendment or supplement if necessary, such information as such Selling Holders, the Initial Purchasers or Managing Underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment, provided that the Company shall not be required to take any actions under this clause (iii) that are not, in the opinion of its counsel, in compliance with applicable law;

                  (iv) furnish to each Selling Holder, the Special Counsel, each Initial Purchaser and each Managing Underwriter, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, except for documents incorporated by reference therein and all exhibits, unless such documents and exhibits are reasonably requested by such Persons; and

                  (v) deliver to each Selling Holder, the Special Counsel, each Initial Purchaser and each Managing Underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request, which copies the Company hereby consent to the use (in accordance with law) by such Persons, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto; and

                  (vi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
Section 15(d) of the Exchange Act.

         (d) Additional Procedures for Underwritten Offerings. Subject to
Section 8 hereof, upon the request of the Selling Holders, Initial Purchasers or Managing Underwriters, the Company and the Guarantors shall enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith, in each case in form, substance and scope as are customary in underwritten public offerings, in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Registration Statement as may be reasonably requested by such Person in connection with any sale or resale pursuant to any applicable Registration Statement and in such connection, the Company and the Guarantors shall:

                  (i) upon request of the Selling Holders, the Special Counsel or the Managing Underwriters, furnish to each such Person upon the effectiveness of the Registration Statement:

                           (A) a certificate, dated such date, signed on behalf
of the Company and each Guarantor by (x) the President or any Senior Vice President of the Company and each Guarantor and (y) a principal financial or accounting officer of the Company and each Guarantor, confirming, as of the date thereof, the applicable matters set forth in Section 1(a) of the Purchase Agreement and such other similar matters as the Selling Holders, the Special Counsel or the Managing Underwriters may reasonably request;

                           (B) an opinion, dated the date effectiveness of the
Registration Statement, of counsel for the Company and the Guarantors covering matters similar to those set forth in Section 5(b) of the Purchase Agreement and such other matters customarily covered in opinions requested in underwritten offerings and such other matters as the Special Counsel and Managing Underwriters may reasonably request, in form, scope and substance reasonably satisfactory to the Special Counsel and the Managing Underwriters; and

                           (C) a customary comfort letter, dated as of the date
of effectiveness of the Registration Statement from the independent accountants of the Company and the Guarantors, and updates thereof, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming, at a minimum, the matters set forth in the comfort letters delivered pursuant to
Section 5(d) of the Purchase Agreement; and

                  (ii) deliver such other documents and certificates as may be reasonably requested by the Selling Holders, the Special Counsel and Managing Underwriters to evidence compliance with clause (i) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder.

         (e) Miscellaneous Procedures. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

                  (i) prior to any public offering of the Registrable Securities, cooperate with the Selling Holders, the Managing Underwriters, if any, and the Special Counsel in connection with the registration and qualification (or exemption therefrom) of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as such Persons may request, maintain such registration and qualification (or exemption therefrom) during the Effectiveness Period, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not now so subject;

                  (ii) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Selling Holders may request at least two Business Days prior to the sale of such Registrable Securities;

                  (iii) cause all shares of Common Stock covered by such Registration Statement (A) to be listed on any securities exchange on which the Common Stock is then listed or (B) to be authorized for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ, in each case no later than the date on which the Registration Statement is declared effective, and to make such filings under the Exchange Act as are required thereby and to have such filings declared effective thereunder;

                  (iv) use its reasonable best efforts to cause the disposition of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller to sellers thereof to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause (i) above;

                  (v) provide a CUSIP number for all Registrable Securities not later than the effective date of a Registration Statement covering such Registrable Securities and provide the Trustee under the Indenture and the transfer agent for the Common Stock with printed certificates for the Registrable Securities which are in a form eligible for deposit with the Depository Trust Company;

                  (vi) comply with all applicable rules and regulations of the Commission, and make generally available to the Holders a consolidated earnings statement (which need not be audited) meeting the requirements of Rule 158 under the Act and covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act) no later than 45 days after the end of such 12-month period;

                  (vii) cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (viii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

SECTION 5.  REGISTRATION EXPENSES

         (a) General. Except as set forth in Section 8(e), all expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors, will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses;
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and printing of Prospectuses), messenger and delivery services and telephone expenses relating to the obligations of the Company and the Guarantors hereunder; (iv) all fees and disbursements of counsel for the Company and the Guarantors and for the Holders (subject to Section 5(b) below);
(v) all application and filing fees in connection with listing the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance). The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

         (b) Restrictions on Counsel Fees. In connection with any Registration Statement required by this Agreement, the Company and the Guarantors will reimburse the Initial

Purchasers and the Selling Holders for the reasonable fees and disbursements of not more than one firm of attorneys, which firm shall be the Special Counsel or any other firm chosen by the Holders of a majority of the Registrable Securities for which the Registration Statement is being prepared.

SECTION 6.  INDEMNIFICATION

         (a) By the Company. The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, each Holder, their directors and officers and each Person, if any, who controls such Initial Purchaser or Holder (within the meaning of Section 15 of the Act and Section 20(a) of the Exchange Act) (each such person being sometimes referred to herein as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities, judgments (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments arise out of or are based upon information relating to any of the Initial Purchasers or Holders furnished in writing to the Company by any of such Initial Purchasers or Holders, provided, however, that the Company and the Guarantors shall not be liable to any Holder (or any person controlling such Holder) to the extent that any such losses, claims, damages, liabilities or judgments arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)(i) such Holder failed to send or deliver a copy of the Prospectus with or prior to delivery of written confirmation of the sale by such Holder to the person asserting the claims from which such losses, claims, damages, liabilities or judgments arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B)(x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company or the Guarantors with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such losses, claims, damages, liabilities or judgments arise. The Company and the Guarantors shall also indemnify each underwriter and each person who controls such person (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent and with the same limitations as provided above with respect to the indemnification of the Initial Purchasers or the Holders.

         (b) By the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Initial Purchasers, the other Selling Holders, the Company, the Guarantors and each of their directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Initial Purchasers, the other Selling Holders, the Company and the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company or the Guarantors by such Indemnified Holder expressly for use in any Registration Statement or Prospectus. In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Registrable Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Indemnified Holder for such Registrable Securities and (ii) the amount of any damages that such Indemnified Holder has otherwise been required to pay to the Company and the Guarantors pursuant to this Section 6(b) by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) Notice and Defense of Claims. In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to
Section 6(a) or 6(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 6(a) and 6(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this Section 6(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or with separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 7(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) Contribution. To the extent that the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Registrable Securities or (ii) if the allocation provided by the foregoing clause is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such foregoing clause above but also the relative fault of the Company and the Guarantors on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 6(e), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         (e) Certain Limitations on Contribution. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding anything to the contrary in this
Section 6, no Holder or its related Indemnified Holders shall be require to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Registrable Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Registrable Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay to the Company and the Guarantors pursuant to this Section 6 by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to Sections 6(d) and (e) are several in proportion to the respective principal amount of Registrable Securities held by each of the Holders hereunder and not joint.

SECTION 7.  INFORMATION REQUIREMENTS

         The Company and the Guarantors agree with each Holder, for so long as any Registrable Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of Registrable Securities designated by such Holder or beneficial owner, the information required by Rule 144(d)(4) under the Act in order to permit resales of such Registrable Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144. The Company and the Guarantors further covenant that it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act. Upon the request of any Holder, the Company and the Guarantors shall deliver to such Holder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

SECTION 8.  UNDERWRITTEN REGISTRATIONS

         (a) Selection of Underwriter. If any of the Registrable Securities covered by any Registration Statement are to be sold in an Underwritten Offering, the Managing Underwriters that will administer the Underwritten Offering will be selected by the Holders of a majority of such Registrable Securities included in such Underwritten Offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

         (b) Participation by Holders. No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and (iii) at least 25% of the outstanding Registrable Securities are included in such underwritten offering.

         (c) Lock-Up. Each Holder agrees, if requested (pursuant to a timely written notice) by the Managing Underwriters in an Underwritten Offering made pursuant to a Registration Statement and to the extent permitted by applicable law, not to effect any private sale or distribution (including a sale pursuant to Rule 14(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Notes or Common Stock, during the period beginning 10 days prior to, and ending 90 days after, the closing date of such underwritten offering.

         (d) Indemnification. If any of the Registrable Securities covered by any Registration are to be sold in an Underwritten Offering, the Managing Underwriters, their controlling Persons and their respective officers, directors, employees, representatives and agents shall be entitled to indemnification (substantially similar to the indemnification set forth in Section 7 of this Agreement) from the Company, the Guarantors and the Selling Holders, which indemnification shall be set forth in an underwriting agreement.

         (e) Expenses of an Underwritten Offering. Each Selling Holder participating in any Underwritten Offering shall be responsible for any expenses customarily borne by a selling security holder, including underwriting discounts and commissions and fees and expenses of counsel to such selling security holder, and shall reimburse the Company and the Guarantors for its pro rata share of the fees and disbursements of its counsel, its independent public accountants and any printing expenses incurred in connection with such Underwritten Offerings.

SECTION 9.  MISCELLANEOUS

         (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and the Guarantors to comply with its obligations under this Agreement may result in material irreparable injury to the Initial Purchasers or the Holders for which there is not adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the obligations of the Company and the Guarantors hereunder; provided, that the sole damages payable for a Registration Default shall be Liquidated Damages. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Conflicting Agreements. Neither the Company nor any of the Guarantors have entered or will, on or after the date of this Agreement, enter into any agreement with respect to any of their securities that is adverse to the rights granted to the Holders in this Agreement or otherwise materially conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) No Piggybacks on Registration Statement. Except as disclosed in
Schedule 9(c), the Company has not granted and shall not grant to holders of any securities other than Registrable Securities the right to include any securities in any Registration Statement provided for in this Agreement.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 3 hereof and this Section 10(d)(i), the Company and the Guarantors have obtained the written consent of Holders of all outstanding Registrable Securities and
(ii) in the case of all other provisions hereof, the Company and the Guarantors have obtained the written consent of Holders of a majority of Registrable Securities (excluding Registrable Securities held by the Company or its Affiliates).

         (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

         (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, Telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Security Registrar under the Indenture; and

                  (ii) if to the Company or any Guarantor:

                           CheckFree Holdings Corporation
                           4411 East Jones Bridge Road
                           Norcross, Georgia 30092
                           Telecopier No.:  (678) 375-3633
                           Attention:  General Counsel

                           With a copy to:

                           Porter, Wright, Morris & Arthur LLP
                           41 South High Street
                           Columbus, Ohio 43215-6194
                           Telecopier No.:  (614) 227-2100
                           Attention:  Robert J. Tannous, Esq.

                  (iii) if to the Initial Purchasers or Special Counsel to:

                           Merrill Lynch & Co.
                           5500 Sears Tower
                           Chicago, IL  60606
                           Attention:  Steve Moss

                           with a copy to:

                           Merrill Lynch & Co.
                           North Tower
                           World Financial Center
                           New York,  NY 10281-1201
                           Attention: IBK Counsel

                           and:

                           Ropes & Gray
                           One International Place
                           Boston,  MA  02110
                           Attention:  David C. Chapin, Esq.

         All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (m) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

         (n) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 5 and 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 3 hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with their terms.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             CHECKFREE HOLDINGS CORPORATION

                                             By: /s/ Allen L. Shulman
                                             -----------------------------------
                                             Name: Allen L. Shulman
                                             Title: Executive Vice President and
                                                      Chief Financial Officer


                                             CHECKFREE CORPORATION

                                             By: /s/ Allen L. Shulman
                                             -----------------------------------
                                             Name: Allen L. Shulman
                                             Title: Executive Vice President and
                                                      Chief Financial Officer


                                             CHECKFREE INVESTMENT CORPORATION

                                             By: /s/ Allen L. Shulman
                                             -----------------------------------
                                             Name: Allen L. Shulman
                                             Title: Executive Vice President and
                                                      Chief Financial Officer


                                             CHECKFREE MANAGEMENT CORPORATION

                                             By: /s/ Allen L. Shulman
                                             -----------------------------------
                                             Name: Allen L. Shulman
                                             Title: Executive Vice President and
                                                      Treasurer


                                             CHECKFREE INVESTMENT SERVICES, INC.

                                             By: /s/ Allen L. Shulman
                                             -----------------------------------
                                             Name: Allen L. Shulman
                                             Title: Vice President

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
DEUTSCHE BANK SECURITIES INC.
HAMBRECHT & QUIST LLC


By: /s/ Stephen T. Moss
----------------------------------
Name: Stephen T. Moss
Title: Managing Director